EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8, No. 333-258555) pertaining to the ArcBest Corporation Ownership Incentive Plan,
(2)	Registration Statement (Form S-8, No. 333-231245) pertaining to the ArcBest Corporation Ownership Incentive Plan, previously known as the Arkansas Best Corporation 2005 Ownership Incentive Plan,
(3)	Registration Statement (Form S-8, No. 333-174637) pertaining to the Arkansas Best Corporation 2005 Ownership Incentive Plan,
(4)	Registration Statement (Form S-8, No. 333-127055) pertaining to the Arkansas Best Corporation 2005 Ownership Incentive Plan, and
(5)	Registration Statement (Form S-8, No. 033-52877) pertaining to the Arkansas Best Corporation Employees’ Investment Plan;

of our reports dated February 23, 2024, with respect to the consolidated financial statements of ArcBest Corporation and the effectiveness of internal control over financial reporting of ArcBest Corporation included in this Annual Report (Form 10-K) of ArcBest Corporation for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Tulsa, Oklahoma

February 23, 2024